UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2012

Curis, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-30347	04-3505116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Maguire Road, Lexington, MA		02421
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 503-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 11, 2012, in connection with the closing of the transaction contemplated by that certain credit agreement (the “Credit Agreement”), dated November 27, 2012, between Curis, Inc. (“Curis”), Curis Royalty LLC, a Delaware limited liability company and wholly-owned subsidiary of Curis (“Curis Royalty”) and BioPharma Secured Debt Fund II Sub, S.à r.l., a Luxembourg limited liability company managed by Pharmakon Advisors (“BioPharma-II”), Curis entered into the following agreements previously reported on Curis’ Current Report on Form 8-K filed with the Securities Exchange Commission on November 28, 2012, which is incorporated herein by reference:

•	Purchase and Sale Agreement, dated as of December 11, 2012, between Curis and Curis Royalty;

•	Consent and Payment Direction Letter Agreement, dated November 20, 2012 and effective as of December 11, 2012 between Curis, Curis Royalty and Genentech, Inc.; and

•	Escrow Agreement, dated as of December 11, 2012 between Curis, Curis Royalty, BioPharma-II and Boston Private Bank and Trust Company.

Item 8.01.	Other Events.

On December 12, 2012, Curis issued a press release announcing the closing of the transactions contemplated by the Credit Agreement. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curis, Inc.

Date: December 12, 2012	By:	/s/ Michael P. Gray
Michael P. Gray Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Curis, Inc. Press Release dated December 12, 2012